SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                Form 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2003

                          Commerce Group Corp.
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          (Exact name of registrant as specified in its charter)



    Wisconsin                 1-7375                      39-1942961
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(State or other       (Commission File Number)       (IRS Employer
jurisdiction of                                     Identification No.)
incorporation)



         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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          (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

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ITEM 5.  OTHER EVENTS MATERIAL DISCLOSURE

This may be used as a news release after the filing of this Securities and Exchange Commission Form 8-K:

             COMMERCE GROUP CORP. WAS GRANTED TWO LICENSES
                     FROM THE EL SALVADOR GOVERNMENT

Milwaukee, Wisconsin--Commerce Group Corp. (Commerce) is delighted to announce that the Office of the El Salvador Minister of Economy, through its Department of Hydrocarbons and Mines, delivered two concessions/licenses (licenses) to Commerce on March 3, 2003.

Commerce received a renewed and extended exploitation license to extract precious metals from its San Sebastian Gold Mine (SSGM) for a period of 30 years. To date, the SSGM has produced over one million ounces of gold and Commerce believes that this mine contains an additional four million ounces of gold. Commerce has been involved with the SSGM for over 34 years.

Commerce also received an exploration license referred to as the New SSGM, consisting of 42 square kilometers which surround and include the approximately seven-square-kilometer exploitation area. This expanded exploration provides Commerce with the opportunity to increase its gold ore reserves and to explore three formerly-operated gold mines (the La Lola Mine, the Santa Lucia Mine, and the Tabanco Mine), that are in this potential mineralized belt. A United Nations' report reflects that the La Lola Mine (4.8 kilometers northwest of the City of Santa Rosa de Lima) was exploited in 1950 by driving two crosscuts at the 770 and 920 foot elevations, ultimately opening two parallel veins over a length of 1,800 feet. Production from 1950 to 1953 consisted of 1,850 ounces of gold and 66,000 ounces of silver. The Tabanco Mine, which is located six kilometers northwest of the City of Santa Rosa de Lima, was intermittently worked between 1856-1914, however, there are no records of production or on the grade of ore. According to this report, the Tabanco Mine has been known since 1780 and had been worked until 1914.

These granted exploration area rights provide the opportunity for discovering additional gold-silver ore reserves, and could enhance shareholders' investment in Commerce.

In addition, Commerce has an application pending with the El Salvador Director of Hydrocarbons and Mines to obtain another exploration license for the 45-square-kilometer area known as the Nueva Esparta, which has eight formerly operative mines. This exploration area abuts the north end of the New SSGM license.

Actual results may differ materially from any forward-looking statement whether expressed or implied in this announcement. The following risks and uncertainties which could cause actual results to vary include, but are not limited to: speculative nature of mineral exploration, precious metals prices, production and reserve estimates, production costs, cash flows, environmental and governmental regulations, availability of financing, judicial proceedings and force majeure events. Most of these factors are beyond Commerce's ability to control or predict.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMMERCE GROUP CORP.
                              (Registrant)

                              /s/ Edward L. Machulak
Date:  March 4, 2003          __________________________________________
                              By:  Edward L. Machulak, President